Exhibit 99.2

Velodyne Lidar Announces Leadership Transition

Provides Progress Update on Growth Strategy

SAN JOSE, Calif. – July 19, 2021 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), the leading lidar company, known worldwide for its broad portfolio of breakthrough lidar technologies, today announced that Dr. Anand Gopalan has informed the Board of Directors that he is stepping down as CEO and a member of the Board, effective July 30, 2021. In connection with this announcement, the Board has created an Office of the Chief Executive (OCE), comprising several members of Velodyne’s senior leadership team: Jim Barnhart, Chief Operating Officer; Drew Hamer, Chief Financial Officer; Kathy McBeath, Chief People Officer; and Sinclair Vass, Chief Commercial Officer. With support from the Board of Directors, the members of the OCE will continue to execute the Company’s growth strategy developed by Dr. Gopalan and the executive team. The Board has also retained an executive search firm to conduct a comprehensive search to identify a successor. Dr. Gopalan intends to continue supporting the Company in an advisory capacity following his departure.

Velodyne remains the only lidar company today with both the breadth of product portfolio and the manufacturing capability to deliver low-priced lidar with multiple specifications at scale for many real-world applications. Recently, the Company:

•

Has delivered continued strong growth in its sales pipeline, and conversion into multiyear agreements remains steady across all key markets, including ADAS, last-mile delivery, autonomous vehicles and industrial robotics;

•	Is experiencing increased customer traction within all operational regions and market segments;

•	Began building out its local technical support, inventory and RMA infrastructure in Europe and the Asia-Pacific region to support customer needs;

•	Established a center of excellence in India and is growing its local engineering teams to support ADAS applications in South Korea; and

•	Continues expanding its global footprint and reaching new shipping targets to meet the demand for its products and solutions.

In addition, Velodyne’s previously disclosed guidance for 2021 revenue – between $77 million and $94 million – and business outlook remain unchanged. Velodyne will report second quarter financial results for the period ended June 30, 2021 following the close of the market on Thursday, August 5, 2021. On that day, management will host a conference call and webcast at 1:30 p.m. PT (4:30 p.m. ET).

“Velodyne Lidar is on the cutting edge of innovation in the lidar industry, executing a clearly defined, long-term growth strategy for the benefit of our shareholders and stakeholders,” said Dr. Joseph B. Culkin, PhD, Chairman of Velodyne Lidar’s Board of Directors. “Anand and the Board have established a best-in-class management team that continues to expand Velodyne’s leadership position, setting production records and delivering significant progress on our growth plans. Leveraging our deep bench of talent across the organization, we are confident Velodyne will continue growing its robust pipeline and meeting the expanding demand for our products and solutions. Velodyne not only has an ambitious strategy and product roadmap in place, but also has a dedicated team prepared to realize the compelling opportunities ahead.”

Dr. Gopalan stated, “I am honored to have led Velodyne through a pivotal time in the Company’s history, and believe that now, with it well positioned as a public company, is the right time to transition to the next phase of leadership. I am confident that Velodyne’s talented team – guided by Jim, Drew, Kathy and Sinclair, as well as the team of world-class engineers under Chief Technology Officer Matt Rekow – will take the Company to its next level of success. Velodyne is ideally positioned to succeed, and I am pleased to continue to provide support as an advisor during the transition.”

Dr. Culkin continued, “Jim, Drew, Kathy and Sinclair possess decades of collective experience, and we are confident they are the right leaders to continue overseeing and implementing Velodyne’s growth strategy. On behalf of the Board, I would like to thank them for assuming these additional roles and express our collective confidence this is the right team to lead us through this transition and accelerate value creation for our employees, customers and investors. I would also like to thank Anand for his innumerable contributions as CEO, and for leading Velodyne to where it is today as a publicly traded industry leader. We look forward to his continued support during this transition.”

About Jim Barnhart

Jim Barnhart serves as Chief Operating Officer at Velodyne Lidar, where he is responsible for leading global automated mass manufacturing operations that produce world-class lidar sensors. Jim is a results-delivering executive with a proven record in operations, general management, supply chain, services, manufacturing and engineering. Prior to joining Velodyne, Jim was Senior Vice President, Operations at Nanometrics Inc., a provider of advanced process control solutions. Previously, he served as Senior Vice President, Global Operations at Cymer LLC. Jim’s industry experience also includes operational leadership roles at Applied Materials, Johnson & Johnson and AREVA. He was also an engineering division officer in the U.S. Navy. Jim holds an MBA from the Walter A. Haas School of Business at the University of California at Berkeley, and a B.S. in electrical engineering from Washington State University’s College of Engineering in Pullman.

About Drew Hamer

Drew Hamer is Chief Financial Officer for Velodyne Lidar, where he works with the leadership team on financial strategy and leads the finance organization with forecasting, budgeting, and accounting. He is a seasoned finance executive with over 25 years of financial leadership experience at public and pre-public technology companies. Working at companies like ON24, Keynote Systems, KnowNow, Intraspect Software, Excite@Home and Sybase, Drew managed investor relations, implemented financial efficiencies, raised capital and oversaw the expansion of financial and business operations throughout the world, both organically and thru acquisitions.

Drew holds a Bachelor of Science in Accounting degree from Binghamton University and a Master of Accounting degree from Florida International University. He is also a member of Financial Executives International, the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

About Kathy McBeath

Kathy McBeath is Chief People Officer for Velodyne Lidar. She joined Velodyne Lidar in October 2020 and is responsible for leading the Company’s global HR organization. She is charged with aligning the Company’s valued people resources to its strategic priorities with a strong focus on leadership development, employee engagement and company culture. She is passionate about developing talent and helping employees at all levels reach their potential.

Kathy brings more than two decades of experience as a senior human resources executive in both high tech and medical device industries. She started her career at Hewlett Packard in Finance and later moved over to the HR side. She also spent time at Corsair Gaming, Intuitive Surgical and Nevro, in various HR leadership roles. Kathy holds a Bachelor’s degree in Business Administration with a concentration in accounting from San Jose State University. In addition, she completed an Executive Leadership program through Stanford University.

About Sinclair Vass

Sinclair Vass currently serves as Chief Commercial Officer at Velodyne Lidar, where he is responsible for driving revenue growth across all the Velodyne markets and geographies. Sinclair Vass is a seasoned executive with extensive experience in telecommunications, consumer electronics, automotive and industrial laser markets.

Prior to joining Velodyne, Mr. Vass was President of the Laser Optics Business Unit at Focuslight Technologies Inc., a China based manufacturer of high-performance laser and optical beam steering solutions. Before his time at Focuslight, Mr. Vass served as Vice President of Sales, Product Management & Customer Service at Viavi Solutions. Throughout his career, Mr. Vass has also held increasingly senior leadership positions at JDS Uniphase, New Focus Inc, Lucent Microelectronics, Hewlett Packard, and Plessey Research Inc. Mr. Vass graduated with a BSc (Hons) in Physics from the University of Edinburgh and holds an MBA from the Open University.

About Velodyne Lidar

Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 including, without limitation, all statements other than historical fact and include, without limitation, statements regarding Velodyne’s revenue guidance, target markets, new products, development efforts, and competition. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “can,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Velodyne’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the uncertain impact of the COVID-19 pandemic on Velodyne’s and its customers’ businesses; Velodyne’s ability to manage growth; Velodyne’s ability to execute its business plan; uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties regarding government regulation and adoption of lidar; the rate and degree of market acceptance of Velodyne’s products; the success of other competing lidar and sensor-related products and services that exist or may become available; uncertainties related to Velodyne’s current litigation and potential litigation involving Velodyne or the validity or enforceability of Velodyne’s intellectual property; and general economic and market conditions impacting demand for Velodyne’s products and services. For more information about risks and uncertainties associated with Velodyne’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Velodyne’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to Velodyne as of the date hereof, Velodyne undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

InvestorRelations@velodyne.com

Media

Jim Golden / Jack Kelleher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449